EXHIBIT 10.1
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                           COMMERCIAL SALES AGREEMENT

1.       PURCHASE AND SALE:

         Kenview Corporation, a Georgia corporation ("Purchaser"), agrees to buy, and Continental Investment Corporation, a Georgia corporation ("Seller") agrees to sell all those tracts of land described in Exhibit "A" attached hereto and by this reference made a part hereof, together with all plants, trees and shrubbery thereon (collectively, the "Property").

2.       PURCHASE PRICE AND METHOD OF PAYMENT:

         The purchase price of the Property shall be $13,440.86 per Surveyed Acre, as defined herein, ("Purchase Price") payable to Seller at Closing by cashier's check or wire transfer of immediately available funds.

3.       EARNEST MONEY:

         A. Purchaser has paid to Escrow Agent the sum of $100,000.00, the receipt of which is hereby acknowledged by Escrow Agent, as "Earnest Money" which Earnest Money shall be applied as part payment of the cash portion of the purchase price of the Property at the time the sale is consummated. If Purchaser's check for the Earnest Money is returned by Purchaser's bank for any reason, Seller shall have the option to declare this Agreement null and void by written notice to Purchaser. Purchaser and Seller understand and agree that Escrow Agent shall deposit Earnest Money in Escrow Agent's escrow trust account within five (5) banking days following the execution of this Agreement by all parties. The parties to this Agreement agree that Escrow Agent may deposit the earnest money in an interest-bearing escrow trust account and all interest earned thereon shall be added to and become part of the Earnest Money. The parties to this Agreement understand and agree that the disbursement of Earnest Money held by the Escrow Agent can occur only (A) at closing; (B) upon written agreement signed by all parties having an interest in the funds; (C) upon court order; (D) upon the failure of any contingency or failure of either party to fulfill its obligations as set forth in this Agreement; or (E) as otherwise set out herein. In the event of a dispute between Purchaser and Seller, sufficient in the discretion of Escrow Agent to justify its doing so, Escrow Agent shall be entitled to interplead all of any disputed part of the Earnest Money into court, and thereupon be discharged from all further duties and liabilities hereunder. Purchaser and Seller agree that Escrow Agent shall be entitled to be compensated by the party who does not prevail in the interpleader action for its costs and expenses, including reasonable attorney's fees, in filing said interpleader action.

         B. Purchaser has also paid to Escrow Agent the sum of $50,000.00, the receipt of which is hereby acknowledged by Escrow Agent, as "Option Money" which Option Money shall be applied as part payment of the cash portion of the purchase price of the Property at the time the sale is consummated. If Purchaser's check for the Option Money is returned by Purchaser's bank for any reason, Seller shall have the option to declare this Agreement null and void by written notice to Purchaser. The Option Money held by Escrow Agent is not refundable to Purchaser except as provided in paragraph 15 of this Agreement.


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4.       WARRANTY OF TITLE:

         Seller represents that Seller has good and marketable, fee simple title to the Property, and at the time sale is consummated, Seller agrees to convey good and marketable, fee simple title to the Property to Purchaser by limited warranty deed. Good and marketable, fee simple title is hereby defined as title which is insurable by a national title insurance company at its standard rates on an ALTA Owner Policy, without exception other than the following "Permitted Title Exceptions": (A) zoning ordinances affecting the Property; (B) general utility, gas transmission, sewer and drainage easements of record; (C) current city, state and county ad valorem property and sanitary taxes not yet due and payable; and (D) leases, other easements, restrictions and encumbrances specified in this Agreement or any exhibit incorporated herein.

5.       TITLE EXAMINATION AND SURVEY:

         Purchaser shall move promptly and in good faith after acceptance of this Agreement to examine title to the Property and to furnish Seller with a written statement of objections affecting the marketability of said title, other than the Permitted Title Exceptions. Seller shall have a reasonable time after receipt of such objections to satisfy all valid objections, and if Seller fails to satisfy such valid objections within a reasonable time, then at the option of the Purchaser, evidenced by written notice to Seller, (A) this Agreement shall be null and void, and all Earnest Money shall be promptly returned to Purchaser, or (B) Purchaser shall waive such objections and proceed to closing in which event any such waived objection shall become a Permitted Title Exemption. Seller may delay Closing up to thirty (30) days in order to cure title objection by written notice to Purchaser. In the event that Purchaser fails to make such election upon the earlier of (1) Closing or (2) five days after Seller resolves any valid title objections, Purchaser shall be deemed to have selected (B) above. Purchaser may elect not to purchase a portion of the Property that is affected by valid title objections, that Seller is unable to cure prior to Closing, and proceed to close on the remaining portion of the Property (with the Purchase Price being reduced by the value of the excluded portion of the Property, using a value of $13,440.86 per acre).

         Purchaser acknowledges that the Property located at 4081 Tell Road currently has title defects known to Seller. Seller shall have 180 days after Closing in order to cure the title defects. At Closing, $30,000.00 of the Purchase Price shall be paid to the Escrow Agent to hold in an interest bearing account during the period required for Seller to cure the title defects. Upon Seller delivering good and marketable title to 4081 Tell Road to Purchaser, the Escrow Agent shall pay the $30,000.00 plus accrued interest to Seller. If Seller is unable to deliver good and marketable title to 4081 Tell Road within 180 days of Closing, the Escrow Agent shall pay said sum plus accrued interest to Purchaser and Seller shall have no further obligations to Purchaser in regard to 4081 Tell Road.

         Purchaser shall cause to be prepared, at Purchaser's expense, an accurate survey of the Property by a surveyor registered under the laws of the State of Georgia reasonably acceptable to Seller (hereinafter referred to as the "Survey"). The Survey shall contain a computation of the acreage of the Property to the nearest one-hundredth (1/100th) of an acre, (the number of acres so determined is hereinafter referred to as the "Surveyed Acres"). The Surveyor shall also compute the acreage of the Core Property (being those parcels marked as such on Exhibit "A") to the nearest one-hundredth (1/100th) of an acre, (the number of acres so determined is hereinafter referred to as the "Core Property Surveyed Acres"). Purchaser shall deliver three (3) prints of the Survey, together with a legally sufficient description of the metes and bounds of the Property based on the Survey, to Seller no later than ten (10) days prior to the Closing, whereupon said description shall become a part of this Agreement without the necessity of any further action by any of the parties hereto, and said description shall replace and supersede the description of the property attached hereto as Exhibit "A". Notwithstanding the foregoing, however, to the extent that the revised legal description differs from that contained in Exhibit "A", Seller shall only be required to deliver a limited warranty deed containing that legal description, and Seller shall deliver a Quitclaim Deed containing the revised legal description.

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         Seller shall have five days after receipt of the survey to determine if
Seller agrees with the survey. If Seller does not object to said survey within said five day period the survey shall be deemed accepted. If Seller does object to said survey within said five day period, Seller shall have the right to obtain its own survey ("Seller's Survey") setting forth the acreage of the Property. Seller shall provide Purchaser with three copies of Seller's Survey within forty-five days after Seller's objection to Purchaser's survey. Purchaser shall have five days after receipt of Seller's Survey to determine if Purchaser agrees with Seller's Survey. If Purchaser does not object to Seller's Survey within said five day period Seller's Survey shall be deemed accepted. If Purchaser does object to Seller's Survey within said five day period then the two surveyors shall select a third surveyor to perform a third survey which survey shall be final. In the event it is necessary to obtain additional surveys pursuant to the terms hereof, and the closing date is delayed in order to obtain such surveys, the closing shall be delayed until ten days after the receipt of the survey which is to be used to determine the acreage of the Property.

6.       REPRESENTATIONS AND WARRANTIES:

         A. Representations and Warranties of Seller. To induce Purchaser to enter into this Agreement and to purchase the Property as herein provided, Seller represents and warrants to Purchaser the following:

               (1) Authority. Any and all actions required by Seller to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have heretofore been taken, and this Agreement shall constitute a valid and binding agreement, enforceable against Seller in accordance with the terms hereof.

               (2) Litigation. There are no actions, suits or proceedings of any kind or nature whatsoever, legal or equitable, pending or threatened against or affecting Seller or the Property (or any portion or portions thereof) or relating to or arising out of the ownership of the Property, in any court or before or by any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality including, without limitation, any condemnation or eminent domain proceedings. Seller shall provide Purchaser with an opinion of counsel in Purchaser's favor stating that Seller has the authority to convey the Property free of any restriction imposed by the federal Bankruptcy courts.

               (3) Other Interests in the Property. No person, firm, corporation or other legal entity has any right or option to acquire the Property or any portion thereof or any interest or interests therein. No one other than Seller owns an interest in the Property.

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               (4) Special Assessments.  Seller has not received any notice that the Property or any portion thereof is or will be subject to or affected by any special assessments, whether or not presently a lien thereon.

               (5) Removal of Dumped Materials.  No later than one hundred fifty
(150) days after the Closing Date (the "Cleanup Period") Seller (at its expense) will remove (1) the tires located near the trailer house and (2) any and all shingles and other materials and debris that have been dumped or otherwise deposited on the part of the Property leased to Aged Roofing Recyclers ("Dumped Materials"). At Closing, $305,000.00 of the Purchase Price shall be delivered to Escrow Agent to hold in an interest bearing account during the Cleanup Period. If Seller has removed the Dumped Materials from the Property, on or before the expiration of the Cleanup Period, then Escrow Agent shall pay the $305,000.00, plus accrued interest to Seller. If no Dumped Materials have been removed from the Property as of the end of the Cleanup Period, the $305,000.00 plus accrued interest shall be paid to Purchaser and Seller shall have no further obligation to Purchaser in regard to the removal of the Dumped Materials. If some, but not all, of the Dumped Materials have been removed from the Property as of the end of the Cleanup Period, the Purchaser may cause the Dumped Materials to be removed. Purchaser shall submit invoices for the actual cost of removal to Escrow Agent and Escrow Agent shall pay Purchaser for said costs up to $305,000.00. Thereafter, the balance of the funds, if any, shall be paid to Seller and Seller shall have no further obligations to Purchaser in regard to the removal of the Dumped Materials. Seller and Seller's employees, contractors and agents shall have access to the Property during the Cleanup Period.

               (6) Continuation of Representations and Warranties. Seller shall take, or cause to be taken, all action necessary to cause the foregoing warranties and representations to remain true and correct, in all respects, continuously from the date hereof through the Closing Date, and shall refrain from taking any action which may cause, or threaten to cause, any such warranties and representations to become incorrect or untrue at any time during such period. All such representations and warranties shall be reaffirmed by Seller as true and correct as of the Closing Date.

         B. Representations and Warranties of Purchaser. To induce Seller to enter into this Agreement and to sell the Property as herein provided, Purchaser represents and warrants to Seller the following:

               (a) Authority. Any and all actions required by Purchaser to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have heretofore been taken, and this Agreement shall constitute a valid and binding agreement, enforceable against Purchaser in accordance with the terms hereof. Neither the execution nor the delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement, nor the compliance with or fulfillment of the terms of the provisions of this Agreement will (i) violate or conflict with the provisions of Purchaser's articles of incorporation or by-laws; (ii) violate, conflict with, or constitute a breach of or default under the provisions of any indenture, agreement, judgment, decree, order, governmental permit or license, or other instrument to which Purchaser is a party or by which Purchaser is bound; (iii) result in the imposition of any lien, charge or encumbrance on any interest transferred; or (iv) require any affirmative approval, consent, authorization or other order, or action of any court, governmental authority or regulatory body or of any creditor of Purchaser, except for such approvals as shall have been obtained prior to the execution of this Agreement.

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               (b)  Continuation of  Representations  and Warranties.  Purchaser
shall take, or cause to be taken, all actions necessary to cause the foregoing warranties and representations to remain true and correct, in all respects, continuously from the date hereof through the Closing Date, and shall refrain from taking any action which may cause, or threaten to cause, any such warranties and representations to become incorrect or untrue at any time during such period. All such representations and warranties shall be reaffirmed by Purchaser as true and correct as of the Closing Date.

7.       INSPECTIONS:

         Commencing on the date of this Agreement and ending thirty (30) days from the date of this Agreement, (the "Inspection Period"), and subject to the rights of the tenants, Purchaser, Purchaser's agents, employees and contractors, shall have the right, but without interfering with operations being carried on upon the Property, to enter the Property, for the purposes of making surveys, inspections, soil tests and other investigations of the Property. Purchaser shall and does hereby agree to indemnify, defend and hold Seller harmless from any loss or damage suffered by Seller or others as a result of the exercise by Purchaser of the rights herein granted, including any damage resulting from the negligence of Purchaser or Purchaser's agents. This indemnity shall survive the rescission, cancellation, termination or consummation of this Agreement. Further, Purchaser agrees to return the Property to its pretest condition with respect to any physical changes made by Purchaser, its agents, employees or contractors.

8.       CLOSING PROVISIONS, EXPENSES AND PRORATIONS:

         The closing of the purchase and sale contemplated herein (the "Closing") shall take place on the date fifteen (15) days after the expiration of the Inspection Period (the "Closing Date") or at an earlier date mutually agreed upon by the parties. The Closing shall occur at the offices of Moore, Ingram, Johnson & Steele, LLP ("Closing Agent") or at such other location as may be mutually agreed by the parties.

         At closing, Seller shall execute and deliver to Purchaser (1) the Limited Warranty Deed, (2) an affidavit of Seller which has as its subject matter averments that, with respect to the Property, there are no rights or claims of parties in possession not shown by the public records and that there are no liens, or rights to a lien, for services, labor or materials furnished and/or imposed by law and not shown by the public records, (3) an affidavit of Seller stating that Seller is not a "foreign person," as that term is defined in
Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, that Seller is not a "non-resident" of Georgia as defined by Section 48-7-128 of the Official Code of Georgia Annotated (the "Georgia Code") and otherwise in form and content sufficient to eliminate Purchaser's withholding obligations under said Section 1445 and Section 48-7-128 of the Georgia Code with respect to the sale and purchase of the Property, (4) such information as is required for the closing agent to file IRS Form 1099-S, and (5) any and all other documents deemed reasonably necessary by Purchaser, Seller, or the closing agent to consummate the transaction contemplated herein in accordance with the terms of this Agreement.

         All real property ad valorem taxes applicable to the Property shall be prorated between Seller and Purchaser as of the date of Closing, said proration to be based upon the most recently available tax bills for the Property;
provided, however, that the parties agree to re-prorate the taxes between themselves, if necessary, upon receipt of the actual tax bill for the Property for the year of Closing. Seller shall also pay all transfer, grantor or documentary taxes due and payable in connection with transfer of the Property and the recording of the Limited Warranty Deed. Purchaser shall pay the premium and other costs and expenses related to its title commitment and title insurance policy. All other closing costs and expenses shall be paid by Purchaser; provided, however, that each party shall be responsible for its own attorneys' and other professionals' fees.

9.       ESCROW AGENT PROTECTION:

         Purchaser and Seller shall indemnify and hold harmless Escrow Agent from all costs, expenses (including attorneys' fees), suits, judgments and causes of action arising from or related to the performance of its duties hereunder by Escrow Agent, except in the case of intentional misconduct by Escrow Agent.

10.      CONDITION OF PROPERTY:

         Seller represents that at closing the improvements on the Property will be in the same condition as they are on the date this Agreement is signed by Purchaser, natural wear and tear excepted.

11.      BROKERS:

          Purchaser and Seller each hereby represent and warrant to the other, that no party is entitled as a result of the actions of Seller or Purchaser, as the case may be, to a Commission or other fee resulting from the execution of this Agreement or the transactions contemplated hereby, and Seller and Purchaser hereby agree to indemnify, defend and hold each other harmless from and against any and all costs, damages and expenses, including attorneys' fees, resulting directly or indirectly, from any such claim arising out of the actions of or termination or consummation of this Agreement.

12.      ASSIGNMENT:

         This Agreement and the rights and obligations hereunder, may not be assigned by Purchaser, without the prior written consent of Seller, which consent may not be unreasonably withheld. Notwithstanding anything contained herein to the contrary, however, any such approved assignee shall assume in writing all of the obligations and liabilities of Purchaser hereunder; and a copy of such assignment shall be provided to Seller in writing within two (2) days after it is signed by Purchaser and assignee.

13.      BINDING EFFECT:

         This  Agreement  shall  bind and inure to the  benefit  of  Seller  and
Purchaser  and  their  respective  heirs,   executors,   legal  representatives,
successors and assigns.

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14.      RESPONSIBILITY TO COOPERATE:

         Seller and Purchaser agree that such documentation as is reasonably necessary to carry out the terms of this Agreement shall be produced, executed and/or delivered by such parties within the time required to fulfill the terms and conditions of this Agreement.

15.      DEFAULT; REMEDIES:

         In the event the sale is not closed because of Seller's inability, failure or refusal to perform any of Seller's obligations herein, then Escrow Agent shall return the Earnest Money to Purchaser, and Purchaser shall have the remedy of specific performance as its sole and exclusive remedy. In the event the sale is not closed because of (1) Seller's inability to deliver good and marketable title to the Core Properties (being those parcels identified on Exhibit A) or (2) the Core Property Surveyed Acres is less than 199.3 acres, then Escrow Agent shall also return the Option Money to Purchaser; otherwise the Option Money shall be paid to Seller.

         Purchaser agrees that if the sale is not closed because of Purchaser's inability, failure or refusal to perform any of Purchaser's obligations herein, Escrow Agent shall pay the Earnest Money and Option Money to Seller as liquidated damages of Seller, such sum shall be Seller's sole and exclusive remedy for such default and no action for specific performance shall thereafter be available against Purchaser, except that Purchaser shall deliver to Seller, all of Purchaser's fully paid for, due diligence materials, including, but not limited to, title reports, surveys and environmental reports.

16.      NOTICES:

         Except as may otherwise be provided for in this Agreement, all notices required or permitted to be given hereunder shall be in writing and shall be deemed delivered either (A) in person, (B) by overnight delivery service prepaid, (C) by facsimile (FAX) transmission, or (D) U.S. Postal Service, postage prepaid, registered or certified, return receipt requested, to the party being given such notice at the appropriate address set forth below:



As to Purchaser:                              As to Seller:
Kenview Corporation                           Continental Investment Corporation
1600 Kenview Drive                            10254 Miller Road
Marietta, GA 30060                            Dallas, TX 75238



with copy to:                                 with copy to:
Eldon L. Basham                               Carter L. Stout
Moore Ingram Johnson & Steele                 Lamberth, Bonapfel
P.O. Box 3305                                 3343 Peachtree Road, Suite 550
Marietta, GA 30060                            Atlanta, GA 30326

As to Escrow Agent:
Calloway Title and Escrow, LLC
4800 Ashford Dunwoody Road
Suite 240
Atlanta, GA  30338

Such notices shall be deemed to have been given as of the date and time actually received by the receiving party. In the event no address for purpose of notice is specified with respect to a particular party as required by this paragraph, any other party may direct notices to such party at any business or residence address known to such other party. Any such notice to an unspecified address shall be effective when delivered personally or, with respect to mailed notices, upon actual receipt by the party to whom such notice is directed, as shown on the return receipt therefor.

17.      TIME:

         Time is of the essence of this Agreement.

18.      ENTIRE AGREEMENT; AMENDMENT:

         This Agreement constitutes the sole and entire agreement between the parties hereto with respect to the subject matter hereof, and no modification of this Agreement shall be binding unless signed by all parties to this Agreement. No representation, promise, or inducement not included in this Agreement shall be binding upon any party hereto.

19.      MISCELLANEOUS:

         A. Possession of the Property shall be granted by Purchaser no later than Closing, subject to the rights of tenants of the Property.

         B. Conditions precedent to the obligation of either party to close hereunder, if any, are for the benefit of such party only, and any and all of said conditions may be waived in the discretion of the party benefitted thereby.

         C. A portion of the Property is leased to Aged Roofing Recyclers. Upon full execution of this Agreement, Seller will give the tenant a sixty day notice of termination. Purchaser agrees to purchase the Property subject to this lease. Seller has provided Purchaser with a copy of said lease.

         D. This Agreement shall be construed under the laws of the State of Georgia.

         E. No failure of either party to exercise any power given hereunder or to insist upon strict compliance with any obligation specified herein, and no custom or practice at variance with the terms hereof, shall constitute a waiver of either party's right to demand exact compliance with the terms hereof.

         F. Any amendment to this Agreement shall not be binding upon any of the parties hereto unless such amendment is in writing and executed by the party against whom enforcement is sought.

         G. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, administrators, executors, personal representative, successors and assigns.

         H. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all genders, the singular shall include the plural and vice versa, and words importing persons shall include firms and entities. The headings inserted at the beginning of each paragraph are for convenience only and shall not be considered in interpreting the meaning or the contents of this Agreement. "Including" means including without limitation.

         I. Seller and Purchaser covenant and agree to execute and deliver such documents as may be requested by the other party or as may be legally necessary or otherwise appropriate to carry out the terms of this Agreement without the payment of additional consideration therefor. Seller acknowledges that the purchase of the Property by Purchaser (or its assigns) may constitute the purchase of "replacement" property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, and Seller shall execute such documents and otherwise cooperate with Purchaser (or assigns) as may be reasonably requested in furtherance of compliance with Section 1031, so long as Seller does not incur additional expense or liability as a result thereof.

         J. Wherever this Agreement provides for a day or time period established for performance and such day or the expiration of such time period is a Saturday, Sunday or legal holiday, then the time for performance shall be automatically extended to the next business day.

         K. Seller shall provide to Purchaser copies of surveys of the Property in Seller's possession, together with copies of all studies, reports, title opinions, title policies and other similar documentation in Seller's possession regarding the Property.

         L. Any dispute, controversy or claim arising out of or in connection with, or relating to, this Agreement or any breach or alleged breach hereof shall, upon the request of any Party involved, be submitted to, and settled by, arbitration in the City of Atlanta, State of Georgia, pursuant to the commercial arbitration rules then in effect of the American Arbitration Association (or at any time or at any other place or under any other form of arbitration mutually acceptable to the Parties so involved). Any award rendered shall be final and conclusive upon the Parties and a judgment thereon may be entered in the highest court of the forum, state or federal, having jurisdiction. The expenses of the arbitration shall be borne equally by the Parties to the arbitration, provided that each Party shall pay for and bear the cost of its own experts, evidence and counsel's fees, except that in the discretion of the arbitrator, any award may include the cost of a Party's counsel if the arbitrator expressly determines that the Party against whom such award is entered has caused the dispute, controversy or claim to be submitted to arbitration as a dilatory tactic.

         This instrument shall be regarded as an offer by the first party to sign it and is open for acceptance by the other party until 3:00 o'clock PM., on the 9th of June, 2000, by which time written acceptance of such offer must have been actually received by the other party. The date on which the last of Purchaser or Seller executes this Agreement shall be the Date of this Agreement.

         Purchaser acknowledges that Purchaser has read and understood the terms of this Agreement and has received a copy of it.

         The Date of this Agreement is June 9, 2000.

         IN WITNESS WHEREOF, Purchaser, Seller and Escrow Agent have hereunto set theirs hands and seals as of the date indicated below.

                                         PURCHASER:

                                         KENVIEW CORPORATION

                                         By:   /s/ James C. Scott, Jr.
                                               -----------------------------
                                                   James C. Scott, Jr.

                                         Title: Executive Vice-President
                                               -----------------------------

[Corporate Seal]

                     Date and time executed by Purchaser: June 9, 2000   2:00 PM
                                                          ----------------------

                                         SELLER:

                                         CONTINENTAL INVESTMENT CORPORATION

                                         By:   /s/ J. B. Morris
                                               ---------------------
                                                   J. B. Morris

                                         Title: President
                                               ---------------------


                     Date and time executed by Purchaser: June 8, 2000   5:30 PM
                                                          ----------------------


                                         ESCROW AGENT:

                                         CALLOWAY TITLE AND ESCROW, LLC

                                         By:     /s/
                                                 ---------------------------

                                         Title:   Authorized Representative
                                                 ---------------------------



               [Exhibits to this agreement have not been filed.]